CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



I, James L. Moffett, Principal Executive Officer of the UMB Scout Stock Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ James L. Moffett
--------------------
James L. Moffett
Principal Executive Officer
September 3, 2004


I, Barbara J. Demmer, Principal Financial Officer of the UMB Scout Stock Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ Barbara J. Demmer
---------------------
Barbara J. Demmer
Principal Financial Officer
September 3, 2004


A signed original of this written statement required by Section 906 has been provided to UMB Scout Stock Fund, Inc. and will be retained by UMB Scout Stock Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.